PRICEWATERHOUSECOOPERS

                                                       PricewaterhouseCoopers
                                                       Chartered Accountants
                                                       Dorchester House
                                                       7 Church Street
                                                       Hamilton
                                                       Bermuda HM 11.
                                                       Telephone +1 441 295 2000
                                                       Facsimile +1 441 295 1242




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report, dated November 28, 2003 relating to the predecessor combined carve-out financial statements of Ship Finance International Limited which appear in such registration statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers
Hamilton, Bermuda
September 27, 2004











23153.0001 #514188